Exhibit 10.3

SURETIES SUPPLEMENTAL AGREEMENT

THIS SURETIES SUPPLEMENTAL AGREEMENT (this “Agreement”) is dated October 18, 2019, among (i) Endurance Assurance Corporation, a Delaware corporation, Endurance American Insurance Company, a Delaware corporation, Lexon Insurance Company, a Texas corporation, Bond Safeguard Insurance Company, a South Dakota corporation and Indemnity National Insurance Company, a Mississippi corporation, (each, a “Surety” and collectively, the “Sureties”), (ii) Contura Energy, Inc., a Delaware corporation (“Contura”), and Contura Coal West, LLC, a Delaware corporation (“Contura Coal West” and collectively with Contura, the “Contura Parties”) and (iii) Eagle Specialty Materials, LLC, an Ohio limited liability company (“ESM”, and together with the Sureties and the Contura Parties, the “Parties”).

RECITALS

WHEREAS, Contura Coal West is the designated permittee under certain permits (the “Permits”) issued by the State of Wyoming Department of Environmental Quality, Land Quality Division (the “DEQ”) for the Eagle Butte and Belle Ayr mines located in Campbell County, Wyoming (the “Mines”);

WHEREAS, Contura Coal West has posted certain bonds (the “Contura Bonds”) with the DEQ to secure Contura Coal West’s reclamation obligations with respect to the Mines (the “Reclamation Obligations”);

WHEREAS, Blackjewel, L.L.C. (“Blackjewel” ) purchased the Mines from Contura Coal West in December 2017;

WHEREAS, because the applicable approvals had not been obtained at that time, (i) the Permits were not transferred to Blackjewel at the time of closing of the purchase of the Mines by Blackjewel and (ii) Contura Coal West and Blackjewel entered into that certain Permit Operating Agreement dated December 8, 2017 (the “Permit Operating Agreement”) relating to operation of the Mines by Blackjewel under the Permits;

WHEREAS, on July 1, 2019, Blackjewel and certain of its subsidiaries and affiliates (Blackjewel and such subsidiaries and affiliates collectively, the “Blackjewel Debtors”) filed petitions for relief (the “Bankruptcy Cases”) under Chapter 11 of Title 11 of the United States Code, 11 U.S.C. §§ 101-1532 , as amended, in the United States Bankruptcy Court for the Southern District of West Virginia, and the Blackjewel Debtors are operating as debtors in possession under the Bankruptcy Cases;

WHEREAS, concurrently with the execution of this Agreement, ESM is purchasing the Mines from certain of the Blackjewel Debtors (the “Blackjewel Sellers” and such purchase, the “ESM Purchase”);

WHEREAS, in connection with the ESM Purchase, ESM is assuming the Reclamation Obligations and has posted certain bonds issued by the Sureties in the aggregate amount of $237,600,500 (the “Substitute Bonds) with the DEQ, and upon Substitute Bonds have been filed with and accepted by the DEQ, and the DEQ has released the Contura Bonds and has released or will release the other collateral posted by Contura Coal West in connection therewith;

WHEREAS, subject to certain terms and conditions, Contura Coal West has consented to ESM commencing and continuing mining and reclamation operations under the Permit Operating Agreement;

WHEREAS, in connection with the ESM Purchase, the United States Department of the Interior Office of Surface Mining, Reclamation and Enforcement (“OSMRE”), Contura Coal West, EMS and FM Coal, LLC, an affiliate of ESM, are entering into or have entered into an Agreement dated October 18, 2019 (the “OSMRE Agreement”), a copy of which has been provided to the Sureties and is attached hereto as Exhibit A;

WHEREAS, Contura has agreed to provide certain consideration to ESM in connection with the ESM Purchase, but only if the Sureties give certain assurances to Contura and Contura Coal West and agree to certain covenants with Contura and Contura Coal West; and

WHEREAS, in order to induce Contura to provide the consideration to ESM as described above, the Sureties are entering into this Agreement.

NOW, THEREFORE, in consideration of the recitals above, which are incorporated by reference herein , and the mutual promises, representations, warranties, covenants, conditions and agreements contained herein , the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound by the terms hereof, covenant and agree as follows:

1.       Agreement of Sureties. The Sureties hereby acknowledge and agree as follows, notwithstanding anything in the Substitute Bonds to the contrary:

(a)       The Sureties agree that if the DEQ makes a demand for payment pursuant to some or all of the Substitute Bonds, the Sureties will promptly act in accordance with the terms of such Substitute Bonds.

(b)       Notwithstanding (x) anything in the Substitute Bonds (including any language in the Substitute Bonds making or purporting to make Contura Coal West jointly and severally liable thereon), (y) any obligation under applicable law or (z) anything otherwise to the contrary, the Sureties agree that neither Contura nor Contura Coal West nor any of their affiliates will have any liability in respect of or relating to the Substitute Bonds or the obligations secured thereby and none of the Sureties will make any claim or seek any payment from Contura, Contura Coal West or any of their affiliates (or any collateral previously provided by Contura Coal West) arising from or relating to the Substitute Bonds or the obligations secured thereby.

(c)       The Sureties acknowledge and consent to OSMRE Agreement, pursuant to which, among other things, OSMRE agrees that (i) Contura Coal West will not be linked to any Surface Mining Control and Reclamation Act of 1977, as revised (“SMCRA”), violation created by ESM once it assumes operational responsibility for the Mines through and until such time as the Permits transfer to ESM, (ii) OSMRE will not make Contura Coal West or any of the owners or controllers of Contura Coal West liable for the abatement of any SMCRA violation created by ESM once ESM assumes operational responsibility for the Permits until the Permits transfer and (iii) any Permit or bond forfeiture shall not be linked to or held against Contura Coal West or any of its affiliates, officers directors, owners or controllers under the OSMRE Applicant Violator System (AVS).

(d)       The Sureties acknowledge and agree that neither of the Contura Parties nor any of their affiliates (i) have entered into or will enter into any general indemnity agreement, or any other similar agreement, with any of the Sureties in connection with the Substitute Bonds or (ii) have posted or will post any collateral in connection with the Substitute Bonds.

2.       Counterparts. This Agreement may be executed by the Parties in several counterparts, each of which shall be an original, but all of which shall constitute but one and the same agreement. Delivery of an executed counterpart of this Agreement by telecopy or electronic mail by any Party hereto shall be effective as such party’s original executed counterpart.

3.       Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF DELAWARE.

4.       Severability. If any provision of this Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

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IN WITNESS WHEREOF, each of the Parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

Endurance Assurance Corporation

By:	/s/ E. Patrick Hennesy III
Name:	E. Patrick Hennesy III
Title:	Senior Vice President

Endurance American Insurance Company

By:	/s/ E. Patrick Hennesy III
Name:	E. Patrick Hennesy III
Title:	Senior Vice President

Lexon Insurance Company

By:	/s/ E. Patrick Hennesy III
Name:	E. Patrick Hennesy III
Title:	Senior Vice President

Bond Safeguard Insurance Company

By:	/s/ E. Patrick Hennesy III
Name:	E. Patrick Hennesy III
Title:	Senior Vice President

[Signature Page to Sureties Supplemental Agreement]

INDEMNITY National Insurance Company

By:	/s/ Thomas F. Elkins
Name:	Thomas F. Elkins
Title:	President

Contura Energy, Inc.

By:	/s/ C. Andrew Eidson
Name:	C. Andrew Eidson
Title:	EVP & Chief Financial Officer

Contura Coal West, LLC

By:	/s/ C. Andrew Eidson
Name:	C. Andrew Eidson
Title:	EVP & Chief Financial Officer

Eagle Specialty Materials, LLC

By:	/s/ Michael T. Costello
Name:	Michael T. Costello
Title:	Authorized Representative

[Signature Page to Sureties Supplemental Agreement]